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                                                               EXHIBIT 99.B1a

                           ARTICLES OF INCORPORATION
                                       OF
                           DREMAN MUTUAL GROUP, INC.


         FIRST: The undersigned, Bruce G. Leto, whose post office address is 1100 One Franklin Plaza, Philadelphia, Pennsylvania 19102, and being at least eighteen years of age, does hereby cause to be filed these Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of Maryland.

         SECOND: The name of the corporation is Dreman Mutual Group, Inc.

         THIRD: The purpose for which the corporation is formed is to operate as an investment company and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other corporation incorporated under the laws of the State of Maryland, now or hereinafter in force, including, without limitation, the following:

                 1. To purchase, hold, invest and reinvest in, sell, exchange, transfer, mortgage, and otherwise acquire and dispose of securities of every kind, character and description.

                 2. To exercise all rights, powers and privileges with reference to or incident to ownership, use and enjoyment of any of such securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any, of such securities; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities.

                 3. To purchase or otherwise acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, property of all kinds.

                 4. To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situate; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

                 5. To borrow or raise moneys for any of the purposes of the corporation, and to mortgage or pledge the whole or any part of the property and franchises of the corporation, real, personal, and mixed, tangible or intangible, and wheresoever situate.

                 6. To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.
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                 7.       To issue, purchase, sell and transfer, reacquire,
hold, trade and deal in, to the extent permitted under the General Corporation Law of the State of Maryland, capital stock, bonds, debentures and other securities of the corporation, from time to time, to such extent as the Board of Directors shall, consistent with the provisions of these Articles of Incorporation, determine; and to repurchase, re-acquire and redeem, to the extent permitted under the General Corporation Law of the State of Maryland, from time to time, the shares of its own capital stock, bonds, debentures and other securities.

                 The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and power shall not be held to limit or restrict in any manner the powers of the corporation, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the corporation by the laws of the State of Maryland or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

         FOURTH: The post office address of the principal office of the corporation in the State of Maryland is:

                                  c/o The Corporation Trust, Incorporated
                                  32 South Street
                                  Baltimore, Maryland  21202

                 The name and post office address of the initial resident agent of the corporation in the State of Maryland is:

                                  The Corporation Trust, Incorporated
                                  32 South Street
                                  Baltimore, Maryland  21202

                 FIFTH:   The total number of shares of stock which the
corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of stock, with a par value of One Cent ($.01) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of Five Million Dollars ($5,000,000).

                 Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the corporation from time to time, at a price not less than the par value thereof, or for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors.

                 Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the corporation shall have the power to designate one or more series of shares of Common Stock and to classify or reclassify any unissued shares with respect to such series and such series (subject to any applicable rule, regulation or order of the Securities and


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Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. Subject to the aforesaid power of the Board of Directors, two series of shares are hereby initially designated as the:

                          "Dreman Contrarian Portfolio" and One Hundred Million (100,000,000) shares of Common Stock are hereby initially classified and allocated to such series; and

                          "Dreman High Income Portfolio" and One Hundred Million (100,000,000) shares of Common Stock are hereby initially classified and allocated to such series; and

                          "Dreman Cash Portfolio" and Three Hundred Million (300,000,000) shares of Common Stock are hereby initially classified and allocated to such series.

                 At any time when there are no shares outstanding or subscribed for a particular series previously established and designated herein or by the Board of Directors, the series may be liquidated by similar means. Each share of a series shall have equal rights with each other share of that series with respect to the assets of the corporation pertaining to that series. The dividends payable to the holders of any series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to Common Stock or series of stock shall apply without discrimination to the shares of each series of stock.

                 The holder of each share of stock of the corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the series then standing in his or her name in the books of the corporation. On any matter submitted to a vote of shareholders, all shares of the corporation then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual series; and (3) when the matter does not affect any interest of a particular series, then only shareholders of affected series shall be entitled to vote thereon. Holders of shares of stock of the corporation shall not be entitled to cumulative voting in the election of directors or on any other matter.

                 Each series of stock of the corporation shall have the following powers, preferences and participating, voting, or other special rights and the qualifications, restrictions, and limitations thereof shall be as follows:

                 1. All consideration received by the corporation for the issue of sale of stock of each series, together with all assets, income, earnings, profits, and proceeds thereof,



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including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such assets and proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of stock with respect to which such consideration, assets, payments or funds were received by the corporation for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.

                 2. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all series of stock; provided, such dividends or distributions on shares of any series of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such series.

                 3. The Board of Directors shall have the power in its discretion to distribute to the shareholders of the corporation or to the shareholders of any series thereof in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the corporation or any series thereof to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the corporation or any series thereof for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

                 4. In the event of the liquidation or dissolution of the corporation, shareholders of each series shall be entitled to receive, as a series, out of the assets of the corporation available for distribution to shareholders, but other than general assets not belonging to any particular series of stock, the assets belonging to such series, and the assets so distributable to the shareholders of any series shall be distributed among such shareholders in proportion to the number of shares of such series held by them and recorded on the books of the corporation. In the event that there are any general assets not belonging to any particular series of stock and available for distribution, such distribution shall be made to the holders of stock of all series in proportion to the net asset value of the respective series determined as hereinafter provided.

                 5. The assets belonging to any series of stock shall be charged with the liabilities in respect to such series, and each series shall also be charged with its share of the general liabilities of the corporation, as determined by the Board of Directors, which shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the corporation are allocable to one or more series.





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                          The net asset value per share of each series of the
corporation's common stock shall be determined in accordance the By-Laws of the corporation.

                 6. The Board of Directors may provide for a holder of any series of stock of the corporation, who surrenders his certificate in good form for transfer to the corporation or, if the shares in question are not represented by certificates, who delivers to the corporation a written request in good order signed by the shareholder, to convert the shares in question on such basis as the Board may provide, into shares of stock of any other series of the corporation.

                 7. The holders of the shares of Common Stock or other securities of the corporation shall have no preemptive rights to subscribe to new or additional shares of its Common Stock or other securities.

         SIXTH:           The number of directors of the corporation shall be
such number as may from time to time be fixed by the By-Laws of the corporation or pursuant to authorization contained in such By-Laws; provided, notwithstanding anything herein to the contrary, the board of directors shall initially consist of 3 directors until such time as the number of directors is fixed as stated above. The names of the directors who shall act as such until successors are duly chosen and qualify are:

                                           David N. Dreman
                                           Murat H. Davidson, Jr.
                                           Thomas A. Famigletti

         SEVENTH:         The corporation shall, as provided in its By-Laws,
redeem the shares of any series from its stockholders at the request of the holder thereof.

                          The Board of Directors may, from time to time,
without the vote or consent of stockholders, establish uniform standards with respect to the minimum net asset value of a stockholder account or a minimum investment which may be made by a stockholder. the Board of Directors may authorize the redemption of all shares in those stockholder accounts when the value of the accounts does not meet the specified minimum standards of net asset value, provided there is mailed to each affected stockholder, at least thirty (30) days prior to the planned redemption date, a notice setting forth the minimum account size requirement and the date on which the account will be closed if the minimum size requirement is not met prior to said closing date.

         EIGHTH:          Subject to the Investment Company Act of 1940, as
amended, and notwithstanding any provision of Maryland law requiring more than a majority vote of the Common Stock, or any class thereof, in connection with any corporate action (including, but not limited to each of the following actions: (i) Amendment or amendment and restatement of the Articles; (ii) Reduction of stated capital; (iii) Consolidation, merger, share exchange or transfer of assets; (iv) Distribution in partial liquidation; or (v) Voluntary dissolution), unless otherwise provided in these Articles of Incorporation, the Corporation may take or authorize such action





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upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

         NINTH:  The duration of the corporation shall be perpetual.

         TENTH: The corporation expressly reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation.

         IN WITNESS WHEREOF, the undersigned incorporator of Dreman Mutual Group, Inc. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         Dated on the 11th day of October, 1987.


                                                    /s/Bruce G. Leto
                                                    ---------------------------
                                                     Bruce G. Leto




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